UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 6, 2005

Occam Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30741	77-0442752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Robin Hill Road

Santa Barbara, California 93117

(Address of Principal Executive Offices, including Zip Code)

(805) 692-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

On May 6, 2005, Occam entered into amendments to its Manufacturing License Agreement dated March 18, 2005, with Tellabs Petaluma, Inc. and its Technology License Agreement dated March 18, 2005, with Tellabs Petaluma, Inc.

The amendment to the Manufacturing License Agreement clarifies (i) the categorization of identified customers as a result of Occam achieving certain milestones and (ii) the definition of the term “Territory” as used in such agreement.

The amendment to the Technology License Agreement corrects the effective date of such agreement.

Section 5 – Corporate Governance and Management

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 16, 2005, Occam filed a Certificate Increasing Number of Shares of Preferred Stock Designated as Series A-2 Convertible Preferred Stock to increase the number of shares of its authorized Preferred Stock designated as Series A-2 Preferred Stock from 4,300,000 to 4,600,000.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
4.9.3	Certificate Increasing the Number of Shares of Preferred Stock Designated as Series A-2 Convertible Preferred Stock filed with the Secretary of State of Delaware on May 16, 2005.

10.73	Amendment One to Manufacturing License Agreement dated March 18, 2005, between Tellabs Petaluma, Inc. and Occam Networks, Inc.

10.74	Amendment One to Technology License Agreement dated March 18, 2005, between Tellabs Petaluma, Inc. and Occam Networks, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Occam Networks, Inc.

By:	/s/ HOWARD M. BAILEY
Howard M. Bailey Chief Financial Officer

Date: May 17, 2005

EXHIBIT INDEX

Exhibit No.	Description
4.9.3	Certificate Increasing the Number of Shares of Preferred Stock Designated as Series A-2 Convertible Preferred Stock filed with the Secretary of State of Delaware on May 16, 2005.

10.73	Amendment One to Manufacturing License Agreement dated March 18, 2005, between Tellabs Petaluma, Inc. and Occam Networks, Inc.

10.74	Amendment One to Technology License Agreement dated March 18, 2005, between Tellabs Petaluma, Inc. and Occam Networks, Inc.